FOR IMMEDIATE RELEASE	CONTACT:	Christopher Abate
Redwood Trust, Inc.		Chief Financial Officer
Tuesday, May 20, 2014		(415) 384-3584

Mike McMahon
Managing Director
(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND FOR THE SECOND QUARTER OF 2014

MILL VALLEY, CA – Tuesday, May 20, 2014 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a second quarter regular dividend of $0.28 per share. The second quarter 2014 dividend is payable on June 30, 2014 to stockholders of record on June 13, 2014.

“The payment of regular dividends remains a priority for Redwood.  Our second quarter dividend will mark our 60th consecutive quarterly dividend," said Marty Hughes, Redwood's CEO.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.